Exhibit 99.2

CHANGE OF CONTROL AGREEMENT

This Change of Control Agreement ("Agreement") executed by and between BOIS D'ARC ENERGY, INC., a Nevada corporation (the "Company") with principal offices in Houston, Texas, and ROLAND O. BURNS ("Employee").

1.  Term of Agreement. This Agreement shall be effective commencing on June 1, 2007 (the effective date of this Agreement) and shall have a term of one (1) year. This Agreement shall, as of its first anniversary, and on each annual anniversary thereof, be extended automatically, without further action by the Employee or the Company, for an additional one (1) year, so that there shall, as of January 1 of each year, be one (1) year remaining in the term of this Agreement (the "Term"), subject to earlier termination as hereinafter provided. This Agreement shall terminate upon the liquidation or dissolution of the Company.

2.  Position and Duties. Unless otherwise agreed by the Company and Employee, during the Term, Employee shall serve as the Chief Financial Officer of the Company, reporting to the Board of Directors of the Company. Employee shall be responsible for the Company's financial reporting function. The Employee shall perform his duties at the headquarters offices of Comstock Resources, Inc.

3.  Performance of Services. Employee shall devote adequate time to the performance of his duties to the Company in his role as Chief Financial Officer; provided, however, Employee may serve as chief financial officer, secretary and a member of the Board of Directors of Comstock Resources, Inc., a Nevada corporation, or its successors, provided that such service shall not interfere with the performance of his duties hereunder.

4.  Continuing Obligations. In order to induce the Company to enter into this Agreement, the Employee hereby agrees that all documents, records, techniques, business secrets and other information which have come into his possession from time to time during his employment by the Company or which may come into his possession during his employment hereunder, shall be deemed to be confidential and proprietary to the Company and the Employee further agrees to retain in confidence any confidential information known to him concerning the Company and it's subsidiaries and their respective businesses so long as such information is not publicly disclosed. In the event of a breach or threatened breach by the Employee of the provisions of this Paragraph 4, the Company shall, in addition to any other available remedies, be entitled to an injunction restraining Employee from disclosing, in whole or in part, any such information or from rendering any services to any person, firm or corporation to whom any of such information may have been disclosed or is threatened to be disclosed.

5.  Property of Company. All data, drawings, computer programs, spreadsheets, and other records and written material prepared or compiled by Employee or furnished to Employee while in the employ of the Company shall be the sole and exclusive property of the Company, and none of such data, drawings or other records, or copies thereof, shall be retained by Employee upon termination of his employment. Notwithstanding the foregoing, Employee shall be under no obligation to return public information.

6.  Surviving Provisions. The provisions of Paragraphs 4 and 5 of this Agreement shall continue to be binding upon Employee in accordance with their terms, notwithstanding termination of Employee's employment hereunder for any reason.

7.  Termination Events. The Employee's employment shall terminate automatically upon the Employee's death or disability during the Term. In addition, either party may terminate the Employee's employment at any time with or without cause. Upon termination, the Company shall have no further obligations to the Employee other than as set forth in paragraph 9 hereof, if applicable.

8.  Change in Control. For the purposes of this Agreement, a "Change in Control" shall mean:

(a)
during any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof (unless the election, or nomination for election by stockholders of the Company, of such member of the Board was approved by a vote of at least two-thirds (2/3) of the members of the Board then still in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved);

(b)
a person, other than an "Excluded Person" as defined herein, including a "group" as defined in Paragraph 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of any class of stock of the Company having 25% or more of the total number of votes that may be cast for the election of members of the Board ; or

(c)
consummation of a merger or other business combination of the Company with or into another corporation pursuant to which the Company does not survive or survives only as a subsidiary of another entity, the sale or other disposition of all or substantially all of the assets of the Company to another person or entity, or any combination of the foregoing;

provided, however, that a Change in Control will not include (A) any reorganization, merger, consolidation, sale, lease, exchange or similar transaction which involves solely the Company and one or more entities wholly-owned, directly or indirectly, by the Company immediately prior to such event, or (B) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the voting common stock of the Company immediately prior to such transaction or series of transactions continue to hold 50% or more of the voting securities of (i) any entity that owns, directly or indirectly, all of the Company's common stock, (ii) any entity with which the Company has merged, or (iii) any entity that owns an entity with which the Company has merged. For purposes hereof, (i) an "Excluded Person" shall mean an original member of Bois d'Arc Energy, LLC or their affiliates, and (ii) a person will be deemed to be the beneficial owner of any voting securities of the Company which it would be considered to beneficially own under Securities and Exchange Commission Rule 13d-3 (or any similar or superseding statute or rule from time to time in effect).

9.  Certain Additional Payments by the Company.

(a)
Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Paragraph 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

(b)
Subject to the provisions of Paragraph 9(c), all determinations required to be made under this Paragraph 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young LLP or such other certified public accounting firm as may be designated by the Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Paragraph 9 shall be paid by the Company to the Employee within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Paragraph 9(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

(c)
The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

(1)	give the Company any information reasonably requested by the Company relating to such claim,

(2)
take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

(3)	cooperate with the Company in good faith in order effectively to contest such claim, and

(4)	permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Paragraph 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d)
If, after the receipt by the Employee of an amount advanced by the Company pursuant to Paragraph 9(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Paragraph 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Paragraph 9(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

10.  Payment of Certain Costs of Employee. If a dispute arises regarding the interpretation or enforcement of this Agreement, all legal fees and expenses incurred by the Employee in seeking to obtain or enforce any right or benefit provided for in this Agreement or in otherwise pursuing his claim will be paid by the Company, to the extent permitted by law. The Company further agrees to pay prejudgment interest on any money judgment obtained by the Employee calculated at the First National Bank of Chicago N.A. prime interest rate in effect from time to time from the date that payment(s) to him should have been made under this Agreement.

11.  Indemnification; Directors, Managers and Officers Insurance. The Company shall (a) during the Term and thereafter without limitation of time, indemnify and advance expenses to the Employee to the fullest extent permitted by the laws of the State of Nevada from time to time in effect and (b) during the Employment Period, acquire and maintain directors, managers and officers liability insurance covering the Employee (and to the extent the Company desires, other directors and officers of the Company and its affiliated companies) to the extent it is available at commercially reasonable rates as determined by the Board; provided, however, that in no event shall the Employee be entitled to indemnification or advancement of expenses under this Paragraph 11 with respect to any proceeding, or matter therein, brought or made by the Employee against the Company other than one initiated by the Employee to enforce the Employee's advancement of expenses as provided in this Paragraph 11 shall not be deemed exclusive of any other rights to which the Employee may at any time be entitled under applicable law, the articles of incorporation or bylaws of the Company, any agreement, a vote of security holders, a resolution of the Board, or otherwise. The provisions of this Paragraph 11 shall continue in effect notwithstanding termination of the Employee's employment hereunder for any reason, including, without limitation, Employee's voluntary termination. In furtherance thereof, and not by way of limitation, the Company shall reimburse Employee for all reasonable legal fees and expenses incurred by Employee in connection with Employee's obtaining and enforcing any right or benefit provided by this Agreement. The reimbursement of such legal fees and expenses shall be made within 30 days after Employee's request for payment accompanied by evidence of the fees and expenses incurred. For a period of ten (10) years after the termination, for any reason, of Employee's employment with the Company, the Company shall indemnify, hold harmless and defend Employee, to the fullest extent permitted by applicable law, from and against any loss, cost or expense related to or arising out of any action or claim with respect to (i) the Company or its affiliated companies or (ii) any action taken or omitted by the Employee (INCLUDING, BUT NOT LIMITED TO, MATTERS THAT CONSTITUTE NEGLIGENCE OF THE EMPLOYEE) for or on behalf of the Company or its affiliated companies, whether, in either case, such action or claim, or the facts and circumstances giving rise thereto, occurred or accrued before or after such termination of employment.

12.  Mitigation. The Employee is not required to mitigate the amount of any payments to be made by the Company pursuant to this Agreement by seeking other employment or otherwise.

13.  Successors.

(a)
Except as may otherwise be provided under any other written agreement between the Company and the Employee with respect to the terms of Employee's employment in the event of a Change of Control of the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined, any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Paragraph 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b)	This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

14.  No Inconsistent Obligations. Employee represents and warrants that he has not previously assumed any obligations inconsistent with those of this Agreement except as otherwise permitted pursuant to Paragraph 3 above.

15.  Modification. This Agreement shall be in addition to all previous agreements, written or oral, relating to Employee's employment by the Company, and shall not be changed orally, but only by a written instrument to which the Company and the Employee are both parties.

16.  Binding Effect. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, and shall also bind and inure to the benefit of any successor of the Company by merger or consolidation or any assignee of all or substantially all of its properties.

17.  Bankruptcy. Notwithstanding anything in this Agreement to the contrary, the insolvency or adjudication of bankruptcy of the Company, whether voluntary or involuntary, shall terminate this Agreement and the rights and obligations of Company and Employee hereunder shall be of no further force or effect.

18.  Law Governing. This Agreement made, accepted and delivered in Collin County, Texas, is performable in Collin County, Texas, and it shall be construed and enforced according to the laws of the State of Texas. Venue shall lie in Collin County, Texas for the purpose of resolving and enforcing any dispute which may arise under this Agreement and the parties agree that they will submit themselves to the jurisdiction of the competent State or Federal Court situated in Collin County, Texas.

19.  Invalid Provision. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be impaired thereby.

20.  Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Employee:

Roland O. Burns
5300 Town and Country Blvd., Suite 500
Frisco, TX 75034

If to the Company:

BOIS D'ARC ENERGY, INC.
600 Travis, Suite 5200
Houston, TX 77022

With a copy to:
Comstock Resources, Inc.
Attention: Chief Financial Officer
5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

EXECUTED and effective as of the 1st day of June, 2007.

BOIS D'ARC ENERGY, INC.

By: /s/ WAYNE L. LAUFER
Name: WAYNE L. LAUFER
    Wayne L. Laufer
    Chief Executive Officer

EMPLOYEE:

/s/ ROLAND O. BURNS
Roland O. Burns